Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

— Profitable Quarter with Strong Cash Flow —

Houston, TX — February 29, 2012 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income attributable to Comfort Systems USA of $1,747,000 or $0.05 per diluted share, for the quarter ended December 31, 2011, as compared to net income attributable to Comfort Systems USA of $5,796,000 or $0.15 per diluted share, for the quarter ended December 31, 2010.  Excluding the reduction in goodwill and other noncash items discussed below, adjusted non-GAAP net income from continuing operations attributable to Comfort Systems USA was $2,694,000 or $0.07 per diluted share, as compared to $5,918,000 or $0.16 per diluted share, in the fourth quarter of 2010.  The Company reported revenue of $317,700,000 in the current quarter.  On a same-store basis, the Company reported revenue of $299,471,000, as compared to $314,571,000 in 2010.  The Company also reported free cash flow $49,537,000 in the current quarter, as compared to $43,786,000 in 2010.  Backlog as of December 31, 2011 was $633,218,000.  On a same-store basis, backlog was $597,494,000 as of December 31, 2011 as compared to $636,130,000 as of September 30, 2011 and $617,898,000 as of December 31, 2010.

The current quarter includes a pretax charge of $3,788,000 (or $0.02 per diluted share) related to the impairment of goodwill and other intangible assets.  The goodwill impairment charge of $2.2 million related to an underperforming operation.  The impairment of other intangible assets of $1.6 million related to a decision in the fourth quarter of 2011 to curtail future operations at our operating location in Delaware for which the goodwill was impaired in 2010.  The fourth quarter of 2010 included a pretax goodwill impairment charge of $1,288,000 (or $0.02 per diluted share) related to the underperforming operation in Delaware.  In addition, the Company recorded a noncash change in the fair value of earn-out obligations, which resulted in pretax income of $924,000 (or $0.01 per diluted share) in the fourth quarter of 2010.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, said, “Like our industry, Comfort Systems USA faced weak fundamentals and challenging activity levels in our core business activities during 2011.  Despite the challenges, and not including our goodwill impairment, our committed workforce succeeded in delivering positive profits while preserving and investing in our best opportunities and strengths.  We are particularly pleased to report $50 million of free cash flow in the fourth quarter, making 2011 another consecutive year of solid positive cash generation.”

The Company reported a net loss attributable to Comfort Systems USA for the year ended December 31, 2011 of $(36,830,000), or $(0.99) per diluted share, as compared to net income attributable to Comfort Systems USA of $14,740,000 or $0.39 per diluted share in 2010.  The results for the year ended December 31, 2011 included noncash goodwill and other intangible charges of $58,922,000 (or $1.22 per diluted share), a noncash charge of $2,056,000 (or $0.06 per diluted share) due to the increase in valuation allowances related to the utilization of certain state net operating loss carryforwards and noncash changes in the fair value of earn-out obligations which resulted in pretax income of $5,528,000 (or $0.14 per diluted share).  The results for the year ended December 31, 2010 included a noncash goodwill impairment charge of $5,734,000 (or $0.09 per diluted share) and noncash changes in the fair value of earn-out obligations which resulted in pretax income of $1,574,000 (or $0.03 per diluted share).  Excluding the above mentioned items, adjusted non-GAAP net income from continuing operations attributable to Comfort Systems USA for 2011 was $5,660,000 or $0.15 per diluted share, as compared to $16,399,000 or $0.43 per diluted share in 2010.   The Company reported revenue of $1,240,020,000 in the current year.  On a same-store basis, the Company reported revenue of $1,125,525,000, as compared to $1,108,282,000 in 2010.  The Company also reported free cash flow $21,731,000 in the current year, as compared to $33,497,000 in 2010.

Mr. Lane concluded, “We have continued to invest during 2011, both in our workforce and by adding new partners through strategic transactions.  As 2012 commences, we anticipate similar market conditions to those we experienced in 2011, and we remain committed to profitably preserving and improving our valuable skills and capabilities.  Whatever conditions we confront in the coming quarters, we feel confident that we have the team, resources and strategic advantages to increase our share of existing business and to position Comfort Systems USA for a bright future when conditions strengthen.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Thursday, March 1, 2012 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-713-4216 and enter 24340430 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PVBWDLWC4.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Thursday, March 8, 2012 by calling 1-888-286-8010 with the conference passcode of 70992960, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 86 locations in 72 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort

Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Twelve Months Ended December 31, 2011 and 2010

(in thousands, except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	(unaudited)
	2011	%	2010	%	2011	%	2010	%
Revenue	$317,700	100.0%	$314,571	100.0%	$1,240,020	100.0%	$1,108,282	100.0%
Cost of services	267,075	84.1%	257,671	81.9%	1,058,568	85.4%	919,600	83.0%
Gross profit	50,625	15.9%	56,900	18.1%	181,452	14.6%	188,682	17.0%

SG&A	46,094	14.5%	48,526	15.4%	172,137	13.9%	163,431	14.7%
Goodwill and other intangible asset impairments	3,788	1.2%	1,288	0.4%	58,922	4.8%	5,734	0.5%
Gain on sale of assets	(77)	—	(23)	—	(239)	—	(525)	—
Operating income (loss)	820	0.3%	7,109	2.3%	(49,368)	(4.0)%	20,042	1.8%

Interest expense, net	(392)	(0.1)%	(283)	(0.1)%	(1,758)	(0.1)%	(1,506)	(0.1)%
Changes in the fair value of contingent earn-out obligations	(38)	—	924	0.3%	5,528	0.4%	1,574	0.1%
Other income (expense)	1,002	0.3%	242	0.1%	934	0.1%	267	—

Income (loss) before income taxes	1,392	0.4%	7,992	2.5%	(44,664)	(3.6)%	20,377	1.8%
Income tax expense (benefit)	(693)		2,196		(8,172)		6,360
Income (loss) from continuing operations	2,085	0.7%	5,796	1.8%	(36,492)	(2.9)%	14,017	1.3%

Gain on disposition of discontinued operation, net of income tax expense of $—, $—, $— and $166	—		—		—		723

Net income (loss) including noncontrolling interests	2,085		5,796		(36,492)		14,740

Less: Net income attributable to noncontrolling interests	338		—		338		—

Net income (loss) attributable to Comfort Systems USA, Inc.	$1,747		$5,796		$(36,830)		$14,740

Income (loss) per share attributable to Comfort Systems USA, Inc.:
Basic-
Income (loss) from continuing operations	$0.05		$0.15		$(0.99)		$0.37
Gain on disposition of discontinued operation	—		—		—		0.02
Net income (loss)	$0.05		$0.15		$(0.99)		$0.39

Diluted -
Income (loss) from continuing operations	$0.05		$0.15		$(0.99)		$0.37
Gain on disposition of discontinued operation	—		—		—		0.02
Net income (loss)	$0.05		$0.15		$(0.99)		$0.39

Shares used in computing income (loss) per share:
Basic	37,069		37,505		37,389		37,549
Diluted	37,166		37,699		37,389		37,790

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — (Unaudited):

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2011	%	2010	%	2011	%	2010	%
Net income (loss) from continuing operations attributable to Comfort Systems USA, Inc.	$1,747		$5,796		$(36,830)		$14,017
Goodwill and other intangible asset impairments (after tax)	824		642		45,710		3,316
Changes in fair value of contingent earn-out obligations (after tax)	123		(520)		(5,276)		(934)
Tax valuation allowances (after tax)	—		—		2,056		—
Net income from continuing operations attributable to Comfort Systems USA, Inc. excluding goodwill and other intangible asset impairments, changes in fair value of contingent earn-out obligations and tax valuation allowances	$2,694	0.8%	$5,918	1.9%	$5,660	0.5%	$16,399	1.5%

Diluted income (loss) per share from continuing operations attributable to Comfort Systems USA, Inc.	$0.05		$0.15		$(0.99)		$0.37
Goodwill and other intangible asset impairments	0.02		0.02		1.22		0.09
Changes in fair value of contingent earn-out obligations	—		(0.01)		(0.14)		(0.03)
Tax valuation allowances	—		—		0.06		—

Diluted income per share from continuing operations attributable to Comfort Systems USA, Inc. excluding goodwill impairment, changes in fair value of contingent earn-out obligations and tax valuation adjustments	$0.07		$0.16		$0.15		$0.43

Note 1:  Operating results from continuing operations attributable to Comfort Systems USA, Inc., excluding goodwill and other intangible asset impairments, changes in fair value of contingent earn-out obligations and tax valuation adjustments are presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive from third parties.  However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2: Net income (loss) from continuing operations attributable to Comfort Systems USA, Inc. is income (loss) from continuing operations less net income attributable to noncontrolling interests.

Note 3:  The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited):

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2011	%	2010	%	2011	%	2010	%
Net income (loss) including noncontrolling interests	$2,085		$5,796		$(36,492)		$14,740
Discontinued operation	—		—		—		(723)
Income taxes	(693)		2,196		(8,172)		6,360
Other expense (income), net	(1,002)		(242)		(934)		(267)
Changes in the fair value of contingent earn-out obligations	38		(924)		(5,528)		(1,574)
Interest expense, net	392		283		1,758		1,506
Gain on sale of assets	(77)		(23)		(239)		(525)
Goodwill and other intangible asset impairments	3,788		1,288		58,922		5,734
Depreciation and amortization	5,825		5,560		20,053		17,442
Adjusted EBITDA	$10,356	3.3%	$13,934	4.4%	$29,368	2.4%	$42,693	3.9%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income (loss) including noncontrolling interests, excluding discontinued operation, income taxes, other (income) expense, net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill and other intangible asset impairments and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2011	2010

Cash and cash equivalents	$51,237	$86,346
Accounts receivable, net	267,060	233,893
Costs and estimated earnings in excess of billings	27,163	26,648
Other current assets	41,822	56,061
Total current assets	387,282	402,948
Property and equipment, net	42,013	43,620
Goodwill	107,093	147,818
Identifiable intangible assets, net	48,349	39,616
Other noncurrent assets	6,329	6,018
Total assets	$591,066	$640,020

Current maturities of long-term debt	$300	$300
Current maturities of notes to former owners	332	967
Accounts payable	114,255	101,134
Billings in excess of costs and estimated earnings	71,730	63,422
Other current liabilities	91,354	102,387
Total current liabilities	277,971	268,210
Long-term debt, net of current maturities	2,400	2,700
Notes to former owners, net of current maturities	12,349	25,969
Other long-term liabilities	15,240	30,357
Total liabilities	307,960	327,236
Comfort Systems USA, Inc. stockholders’ equity	264,591	312,784
Noncontrolling interests	18,515	—
Total stockholders’ equity	283,106	312,784
Total liabilities and stockholders’ equity	$591,066	$640,020

Selected Cash Flow Data (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(unaudited)
	2011	2010	2011	2010
Cash provided by (used in):
Operating activities	$51,645	$46,620	$29,680	$32,149
Investing activities	$(29,417)	$(2,584)	$(35,750)	$(43,001)
Financing activities	$(14,683)	$(2,351)	$(29,039)	$(30,652)

Free cash flow:
Cash from operating activities	$51,645	$46,620	$29,680	$32,149
Purchases of property and equipment	(2,214)	(2,986)	(8,666)	(7,089)
Proceeds from sales of property and equipment	106	152	717	1,381
Taxes paid related to pre-acquisition equity transactions of an acquired company	—	—	—	7,056

Free cash flow	$49,537	$43,786	$21,731	$33,497

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to the acquisition of businesses less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.